UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2017

Hooker Furniture Corporation
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	000-25349 (Commission File No.)	54-0251350 (I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia (Address of Principal Executive Offices)	24112 (Zip Code)	(276) 632-0459 (Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2017, the Compensation Committee of the Board of Directors of Hooker Furniture Corporation (the “Company”) approved annual base salaries and annual cash incentives  for the Company’s executive officers.
Annual Base Salary
The base salary for each executive officer for the 2018 calendar year will be:
Base Salary
Paul B. Toms, Jr., Chairman and CEO	$415,000
Paul A. Huckfeldt, Senior VP – Finance and Accounting and CFO	250,000
Michael W. Delgatti, Jr., President	300,000
Anne M. Jacobsen, Senior VP-Administration	200,000
George Revington, COO	400,000
Annual Cash Incentives
The annual cash incentive for each executive officer for the Company’s 2019 fiscal year, which ends February 3, 2019, will be paid if the Company attains 80% or more of its budgeted fiscal 2019 consolidated net income target, as approved by the Board of Directors.  Each executive officer is eligible to receive a percentage of his or her calendar 2018 base salary under the annual incentive program. No cash bonus is payable if the Company fails to reach at least 80% of the budgeted consolidated net income target and a maximum cash bonus is payable if the Company reaches 125% or more of target consolidated net income.  The annual cash incentive potential for each of the executive officers is as follows:
	If the Company Attains:
	80% of Target Net Income	90% of Target Net Income	100% of Target Net Income	110% of Target Net Income	125% or More of Target Net Income
Paul B. Toms, Jr.	$155,625	$280,125	$311,250	$389,063	$513,563
Paul A. Huckfeldt	56,250	101,250	112,500	140,625	185,625
Michael W. Delgatti, Jr.	67,500	121,500	135,000	168,750	222,750
Anne M. Jacobsen	45,000	81,000	90,000	112,500	148,500
George Revington	150,000	270,000	300,000	375,000	495,000
Each additional percentage of net income realized between the percentages shown above is interpolated, such that each additional percentage of net income realized between the threshold amounts shown above results in a larger bonus payout, as shown in the table below:
	Interpolation per 1% of increased earnings:
	Between 80-89% of Target Net Income	Between 90-99% of Target Net Income	Between 100-109% of Target Net Income	Between 110-125% of Target Net Income
All executive officers	4%	1%	2.5%	2.67%

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:  /s/ Paul A. Huckfeldt
       Paul A. Huckfeldt
       Senior Vice President – Finance and Accounting
       Chief Financial Officer

Date:  December 12, 2017